UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

TABATHA V, INC.

                     (Name of small business in its charter)

Colorado	0-31767	84-1536521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3940-7 Broad Street, #200, San Luis Obispo, CA		93401
(Address of principal executive offices)		(Zip Code)

Issuer's telephone number: (805) 541-6652

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 20, 2005, John Ballard resigned as President and director of the Company.  This resignation was not due to any disagreement with the Company.

On October 20, 2005, Diane Thelen resigned as Secretary and director of the Company.  This resignation was not due to any disagreement with the Company.

Also on October 20 2005, Michael Forster and Kathleen Forster were appointed officers and directors.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new officers and directors have, or are to have, a direct or indirect material interest.

The new directors have not been appointed to any committees of the Board of Directors.  The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Michael Forster:  Mr. Forster, age 40, is an experienced entrepreneur in all facets of business. He has organized and executed the start-up of various companies.  He has worked under contract in both the private and public company sectors to affect corporate and financial restructuring.  As well, Mr. Forster has held senior management level positions at a Fortune 500 company.  Mr. Forster holds a Bachelor of Science Degree in Aeronautical Engineering from California Polytechnic State University.

Kathleen Forster: Ms. Forster, age 48, the Company’s Secretary, Treasurer, and a director, has also owned and operated her own business for over five years.  Mrs. Forster has held design and marketing positions in the clothing and textile design industry.  Ms. Forster holds a Bachelor of Science Degree in Design from University of California Davis.

The directors named above will serve until the first annual meeting of the Company’s stockholders, or until their successors have been appointed.  Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABATHA V, INC.

By: /s/ Michael Forster, President

Date: October 20, 2005

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